UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Ekso Bionics Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EKSO BIONICS HOLDINGS, INC.
1414 Harbour Way South, Suite 1201
Richmond, California 94804

NOTICE OF 2017 SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2017

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), will be held at the offices of the Company at 1414 Harbour Way South, Suite 1201, Richmond, California 94804 on [•], 2017 at 8:30 a.m., local time, for the purpose of considering and voting upon the following matters:

1.	To approve an amendment to our Articles of Incorporation to increase the total number of authorized shares of common stock from 71,428,571 shares to 141,428,571 shares (the “Authorized Share Increase Proposal”);
2.	Contingent upon the approval of the Authorized Share Increase Proposal, to approve an amendment to our Amended and Restated 2014 Equity Incentive Plan to increase the number of shares available for grant from 4,714,285 shares to 9,114,285 shares; and
3.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Authorized Share Increase Proposal.

The Board of Directors has fixed the close of business on [•], 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the special meeting we hope you will vote as soon as possible. Please refer to the section entitled “Important Information About the Special Meeting — How Do I Vote?” on page 2 of this proxy statement for a description of how to vote in advance of the meeting.

By Order of the Board of Directors,

Thomas Looby
President and Chief Executive Officer

Richmond, California
[•], 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2017: THE NOTICE OF MEETING AND PROXY STATEMENT ARE AVAILABLE AT HTTP://IR.EKSOBIONICS.COM/SPECIAL-MEETING.

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EKSO BIONICS HOLDINGS, INC.
1414 Harbour Way South, Suite 1201
Richmond, California 94804

PROXY STATEMENT
Special Meeting of Stockholders
To Be Held On [•], 2017

This Proxy Statement and a Proxy Card have been furnished to you in connection with the solicitation of proxies by the Board of Directors of Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), for use at the special meeting of stockholders to be held on [•], 2017, at 8:30 a.m., local time, at the offices of the Company at 1414 Harbour Way South, Suite 1201, Richmond, California, and at any adjournment or postponement thereof (the “Special Meeting”). All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Special Meeting of Stockholders. Unless the context otherwise requires, references to the “Company,” “we,” “us,” and “our” refer to Ekso Bionics Holdings, Inc.

We are mailing the Notice of Meeting and Proxy Statement to our stockholders of record as of [•], 2017 (the “Record Date”), for the first time on or about [•], 2017.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting. As a stockholder of record or beneficial owner of shares of the Company at the close of business on the Record Date, you are invited to attend our Special Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

What proposals will be voted on at the Special Meeting?

At the Special Meeting, our stockholders will consider and vote upon the following matters:

Proposal One:  To approve an amendment to our Articles of Incorporation to increase the total number of authorized shares of common stock from 71,428,571 shares to 141,428,571 shares (the “Authorized Share Increase Proposal”);

Proposal Two:  Contingent upon the approval of the Authorized Share Increase Proposal, to approve an amendment to our Amended and Restated 2014 Equity Incentive Plan to increase the number of shares available for grant from 4,714,285 shares to 9,114,285 shares (the “Plan Increase Proposal”); and

Proposal Three:  To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Authorized Share Increase Proposal (the “Adjournment Proposal”).

We will also consider and vote upon any other business properly brought before the Special Meeting.

Who is entitled to vote at the Special Meeting?

Only common stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding and entitled to vote [•] shares of common stock, $0.001 par value per share.

What are the voting rights of the holders of common stock?

Each outstanding share of our common stock will be entitled to one vote on each of the proposals presented at the Special Meeting.

Who can attend the Special Meeting?

All of our stockholders as of the Record Date may attend the Special Meeting.

Even if your shares are held in “street name,” as the beneficial owner of shares, you are invited to attend the Special Meeting. However, if you wish to attend the Special Meeting, please bring to the Special Meeting your bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of our stock and a form of personal identification. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the Record Date.

Please contact us at (510) 984-1761 or customerrelations@eksobionics.com for directions to the Special Meeting.

Can I find out who the stockholders are?

A list of stockholders will be available for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for ten days prior to the Special Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Special Meeting.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. Stockholders representing a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. “Broker non-votes” (described below) will not be counted for this purpose.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Special Meeting or vote by proxy as instructed below.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account by a bank, broker or other nominee (the record holder of your shares), then you are the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your record holder how to vote your shares of common stock, and the record holder is required to vote your shares of common stock in accordance with your instructions.

How do I vote?

If on the Record Date you are the stockholder of record, meaning that you hold your shares in certificate form or through an account with our transfer agent, Vstock Transfer, LLC, you may vote:

•	Over the Internet. Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on [•],[•], 2017, the day before the Special Meeting, for your proxy to be valid and your vote to count.
•	By Telephone. Call 1-800-690-6903 or the number on your proxy card. Have your proxy card in hand when you call and then follow the instructions to vote your shares. You must submit your telephonic proxy before 11:59 p.m., Eastern Time, on [•],[•], 2017, the day before the Special Meeting, for your proxy to be valid and your vote to count.
•	By Mail. Complete and sign your proxy card and mail it to Broadridge in the postage prepaid envelope we provided. Broadridge must receive the proxy card not later than [•],[•], 2017, the day before the Special Meeting, for your proxy to be valid and your vote to count.
•	In Person at the Special Meeting. You can vote in person by attending the Special Meeting and delivering your completed proxy card in person or by completing a ballot, which we will provide to you at the Special Meeting.

If on the Record Date your shares are held in street name, these proxy materials are being forwarded to you by or on behalf of your bank, broker or other nominee. If you received the proxy materials directly from Broadridge, follow the instructions above for stockholders of record. If you received the proxy materials from your bank, broker or other nominee, follow the instructions provided by your bank, broker or other nominee explaining how you can vote. If you would like to vote in person at the Special Meeting, contact your bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Special Meeting, along with a bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of our stock and a form of personal identification. A broker’s proxy is not the form of proxy enclosed with this Proxy Statement. You will not be able to vote shares you hold in street name in person at the Special Meeting unless you have a proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

What if I do not specify how my shares are to be voted?

If you are the stockholder of record and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. If you hold your shares in street name and do not instruct your bank, broker or other nominee how to vote, it will not be entitled to vote your shares of common stock because it does not have discretionary authority to vote your shares on any of the proposals expected to be presented at the Special Meeting. If you are a beneficial owner of common stock, it is important that you provide instructions to your bank, broker or other holder of record so that your votes are counted.

Can I change my vote after I submit my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to us at Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201, Richmond, California 94804, Attention: Secretary.
•	You may attend the Special Meeting and vote in person (although simply attending the Special Meeting will not, by itself, revoke your proxy).

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, you may change your vote by attending the Special Meeting and voting in person.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends that you vote:

•	FOR the Authorized Share Increase Proposal (Proposal One);
•	FOR the Plan Increase Proposal (Proposal Two); and
•	FOR the Adjournment Proposal (Proposal Three).

For a more detailed discussion of why you should vote “FOR” Proposal One, Proposal Two and Proposal Three, see “Proposal One: Amendment to the Articles of Incorporation,” “Proposal Two: Amendment to the Amended and Restated 2014 Equity Incentive Plan,” and “Proposal Three: Grant of Discretionary Authority to Adjourn the Special Meeting if Necessary.”

Will any other business be conducted at the Special Meeting?

We know of no other business that will be presented at the Special Meeting. However, if any other matter properly comes before the stockholders for a vote at the Special Meeting, the proxy holders will vote your shares in accordance with their best judgment.

What votes are necessary to approve each of the proposals?

Authorized Share Increase Proposal.  The affirmative vote of a majority of shares outstanding is required to approve the amendment to the Articles of Incorporation to increase the total number of authorized shares of common stock from 71,428,571 shares to 141,428,571 shares. Abstentions and broker non-votes will be counted as votes against this proposal.

Plan Increase Proposal.  The affirmative vote of a majority of the votes cast on the matter by the holders of common stock is required to approve the proposed amendment to the Amended and Restated 2014 Equity Incentive Plan. For this vote, abstentions and broker non-votes will not be counted as votes in favor and also will not be counted as shares voting on this matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Adjournment Proposal.  The affirmative vote of a majority of the votes cast on the matter by the holders of common stock is required to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Authorized Share Increase Proposal. For this vote, abstentions and broker non-votes will not be counted as votes in favor and also will not be counted as shares voting on this matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” but brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the Authorized Share Increase Proposal, the Plan Increase Proposal or the Adjournment Proposal.

If you do not give your broker specific instructions, your shares will not be voted on the proposals. Your failure to give your broker specific instructions will have the same effect as a vote against the Authorized Share Increase Proposal, but will have no effect on the Plan Increase Proposal or the Adjournment Proposal. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the Securities and Exchange Commission, the directors and certain officers of the Company may be deemed to be “participants” in the solicitation of proxies by the Board of Directors in connection with the Special Meeting.

EXPENSES OF SOLICITATION

All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy materials to you upon request if you call or write us at the following address or phone number: 1414 Harbour Way South, Suite 1201, Richmond, California 94804, (510) 984-1761. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the proxy statement for the Company’s next annual meeting of stockholders. For a proposal of a stockholder to be considered for inclusion in next year’s proxy statement, it must be received by our Corporate Secretary in writing at our principal offices, Ekso Bionics Holdings, Inc., 1414 Harbour Way South, Suite 1201, Richmond, California 94804, Attention: Corporate Secretary, no later than December 29, 2017.

Under our By-laws, if a stockholder wishes to present a proposal or wants to nominate candidates for election as directors at our next annual meeting of stockholders in 2018, such stockholder must give written notice to the Corporate Secretary of the Company at our principal executive offices at the address noted above. The Secretary must receive such notice not earlier than 120 day prior to the one year anniversary of the date of the prior annual meeting and not less than 90 days prior to the one year anniversary of the date of the prior annual meeting; provided, however, that in the event that the next annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the prior annual meeting, notice must be received by the Corporate Secretary not earlier than 120 days prior to the next annual meeting of stockholders and not later than the close of business on the 10th day following the day on which notice of the date of the next annual meeting of stockholders was mailed or public disclosure of the date of the next annual meeting of stockholders was made, whichever first occurs.

Our By-laws also specify requirements as to the form and content of a stockholder’s notice. The Company will not entertain any proposals or nominations that do not meet those requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years to (i) all individuals that served as our principal executive officer or acted in a similar capacity at any time during the most recent fiscal year indicated; (ii) the two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the most recent fiscal year indicated; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer at the end of the most recent fiscal year (each, a “named executive officer”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Thomas Looby(2) President & Chief Executive Officer	2016	313,125	—		523,451	85,750	(3)	—	922,326
	2015	225,000	—		721,227	—		—	946,227
Maximilian Scheder-Bieschin Chief Financial Officer	2016	242,708	—		—	49,000	(3)	—	291,708
	2015	225,000	—		282,143	—		—	507,143
Russdon Angold President, Ekso Labs	2016	225,000	—		—	32,400	(3)	—	257,400
	2015	225,000	—		617,582	—		—	842,582
Gregory Davault(4) Vice President, Global Marketing	2016	215,000	92,250	(5)	14,351	—		—	321,601
	—	—	—		—	—		—	—
Russell DeLonzor(4) Vice President, Operations	2016	220,000	81,080	(6)	—	—		—	301,080
	—	—	—		—	—		—	—
Nathan Harding(7) Former Chief Executive Officer	2016	54,295	—		—	—		261,870	316,165
	2015	275,000	—		450,708	—		—	725,708

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Mr. Looby joined the Company in April 2014 and was appointed as President and Chief Commercial Officer on October 8, 2014. On February 23, 2016, he was appointed President and Interim Chief Executive Officer. On April 18, 2016, he was appointed as Chief Executive Officer.
(3)	Non-equity incentive plan compensation amounts were paid in March 2017 for work performed during 2016.
(4)	In January 2017, the Company determined that Gregory Davault and Russell DeLonzor were executive officers within the meaning of Exchange Act Rule 3b-7, and accordingly they have been included in the table above as individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recent fiscal year.
(5)	Includes a retention bonus of $60,000 for having stayed with the Company for one year that was paid in 2016 and a $32,250 bonus that was paid in March 2017 for work performed during 2016.
(6)	Includes a retention bonus of $50,000 for having stayed with the Company for one year that was paid in 2016 and a $31,080 bonus that was paid in March 2017 for work performed during 2016.
(7)	Mr. Harding served as Chief Executive Officer from November 2012 to February 23, 2016. All other compensation includes $217,708 of severance related payments, $39,662 of unused vacation and $4,500 of payments for continued health care coverage under COBRA.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans, except that the Company maintains a 401(k) retirement plan in which all eligible employees may participate by making elective deferral contributions to the plan. During the 2015 and 2016 fiscal years, the Company did not make any matching contributions to the plan. For the year ended December 31, 2017, the Company expects to make discretionary matching contributions to the 401(k) retirement plan, funded in shares of the Company’s common stock, equal to a percentage of the amount of salary a participant elects to defer. The amount of such discretionary matching contribution, if any, will be determined by the Compensation Committee. For the year ended December 31, 2017, the Company expects to match 100% of employee contributions and in subsequent years, it expects to match 50% of employee contributions.

On June 20, 2017, the Company’s stockholders approved the 2017 Employee Stock Purchase Plan (the “ESPP”). The ESPP allows our employees, including our executive officers, to buy shares of our common stock at a discount through payroll deductions. The purchase price of the shares will be an amount equal to 85% of the closing price of the common stock on the first trading day of the offering period or the last trading day of each six-month offering period, whichever is lower.

Except as indicated below under “Executive Compensation — Employment Agreements”, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning stock options held by the Named Executive Officers as of December 31, 2016.

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date
Thomas Looby	40,476	(1)	16,666	—		15.33	2/28/2024
Thomas Looby	13,095	(2)	15,476	—		9.73	2/5/2025
Thomas Looby	32,142	(3)	53,572	—		9.59	6/11/2025
Thomas Looby	—	(4)	220,000	—		4.00	9/23/2026
Maximilian Scheder-Bieschin	34,829	(5)	—	—		2.73	3/30/2021
Maximilian Scheder-Bieschin	30,476	(6)	—	—		2.73	8/11/2021
Maximilian Scheder-Bieschin	38,095	(7)	—	—		3.78	4/24/2022
Maximilian Scheder-Bieschin	2,503	(8)	427	—		3.78	8/11/2023
Maximilian Scheder-Bieschin	31,250	(9)	11,607	—		7.00	1/15/2024
Maximilian Scheder-Bieschin	16,767	(3)	27,947	—		9.59	6/11/2025
Russdon Angold	38,095	(7)	—	—		3.78	4/24/2022
Russdon Angold	2,503	(8)	427	—		3.78	8/11/2023
Russdon Angold	31,250	(9)	11,607	—		7.00	1/15/2024
Russdon Angold	—		—	99,999	(10)	9.59	6/11/2025
Gregory Davault	25,000	(11)	32,142	—		9.59	6/11/2025
Gregory Davault	2,142	(12)	2,143	—		5.27	3/31/2026
Russell DeLonzor	20,833	(13)	50,595	—		8.96	11/24/2025
Nathan Harding(14)	38,095		—	—		3.78	4/24/2022
Nathan Harding(14)	2,625			—		3.78	8/11/2023
Nathan Harding(14)	99,107		—	—		7.00	1/15/2024
Nathan Harding(14)	29,762		—	—		9.59	6/11/2025

(1)	Option became exercisable as to 25% of the total number of shares on February 28, 2015, and thereafter vests in equal monthly installments for 36 months.

(2)	Options became exercisable as to 25% of the total number of shares on February 5, 2016 and thereafter vests in equal monthly installments for 36 months.
(3)	Option became exercisable as to 25% of the total number of shares on June 11, 2016, and thereafter vests in equal monthly installments for 36 months.
(4)	Options become exercisable as to 25% of the total number of shares on September 23, 2017 and thereafter vests in equal monthly installments for 36 months.
(5)	Options became exercisable as to 25% of the total number of shares on January 10, 2012, and thereafter vested in equal monthly installments for 36 months.
(6)	Options became exercisable as to 25% of the total number of shares on July 20, 2012, and thereafter vested in equal monthly installments for 36 months.
(7)	Options became exercisable as to 25% of the total number of shares on April 24, 2013 and thereafter vests in equal monthly installments for 36 months.
(8)	Options became exercisable as to 12.5% of the total number of shares on January 15, 2014, and thereafter vests in equal monthly installments for 42 months.
(9)	Option became exercisable as to 25% of the total number of shares on January 15, 2015 and thereafter vests in equal monthly installments for 36 months.
(10)	Represents a performance based option grant made on June 11, 2015. Options vest upon attaining certain predetermined sales amounts over twelve month periods ending on March 31, 2017, December 31, 2017 and December 31, 2018. As the predetermined sales amount over the twelve month period ended March 31, 2017 were not attained, the performance award representing 28,571 shares did not vest and expired on that day.
(11)	Options became exercisable as to 25% of the total number of shares on March 23, 2016 and thereafter vests in equal monthly installments for 36 months.
(12)	Options became exercisable as to 50% of the total number of shares on March 31, 2016 and the remained became exercisable on March 31, 2017.
(13)	Options became exercisable as to 25% of the total number of shares on October 23, 2016, and thereafter vests in equal monthly installments for 36 months.
(14)	In connection with his resignation as Chief Executive Officer, all of Mr. Harding’s then outstanding options that would have become vested during the 12-month period commencing on the date of his resignation if Mr. Harding continued to be employed became vested and exercisable on the date of his resignation. Options to purchase 65,031 shares in the aggregate were subject to accelerated vesting.

Employment Agreements

On January 15, 2014, in connection with the merger of Ekso Acquisition Corp., a wholly-owned subsidiary of the Company with and into Ekso Bionics, Inc., which was the surviving corporation and thus became our wholly-owned subsidiary (the “Merger”), we entered into a two-year employment agreement with Messrs. Scheder-Bieschin, Angold and Harding. Effective October 8, 2014, the Board of Directors appointed Mr. Looby as President and Chief Commercial Officer of the Company. Mr. Looby entered into an employment agreement with the Company on March 19, 2015. The initial term of each of the employment agreements expired on January 15, 2016, after which the employment agreements are automatically renewed for successive one year periods, unless terminated by either party. Upon renewal of the employment agreements on January 15, 2016, the base salary for each of Messrs. Lobby, Scheder-Bieschin, Angold and Harding for 2016 was $225,000, $225,000, $225,000 and $275,000, respectively, in each case subject to increase as determined by our Board of Directors. On February 23, 2016, Mr. Harding resigned as the Chief Executive Officer of the Company, and Mr. Looby was appointed as our Interim Chief Executive Officer, in connection with which Mr. Looby’s base salary was increased to $275,000. In connection with his subsequent appointment as Chief Executive Officer in April 2016, Mr. Looby’s base salary was further increased to $350,000. On March 31, 2016, the Compensation Committee of the Board of Directors approved an increase in Mr. Scheder-Bieschin’s base salary to $250,000 per year.

On January 10, 2017, Messrs. Davault and DeLonzor were named as executive officers of the Company with annual salaries each of $235,000. Neither of Messrs. Davault and DeLonzor are party to an employment agreement with the Company.

On March 20, 2017, the Compensation Committee approved an increase in base salary for each of Messrs. Looby, Scheder-Bieschin, Angold, Davault and DeLonzer to $360,500, $263,000, $232,000, $235,000 and $235,000, respectively, effective April 1, 2017.

Under their employment agreements, each of Messrs. Looby, Scheder-Bieschin and Angold is eligible, at the discretion of the Board of Directors and/or the Chief Executive Officer, as applicable, to receive an annual bonus of up to 30% of his annual base salary. Under his employment agreement, Mr. Harding would have been eligible to receive an annual bonus of up to 50% of his annual base salary. As members of the senior management team who were not executive officers for 2016, Messrs. Davault and DeLonzor were eligible to participate in the Company’s bonus program, with a target bonus potential of 30% of annual base salary.

All or a portion of the bonuses payable to our named executive officers may, at the discretion of our Board of Directors, be based on the achievement of certain operational, financial or other milestones established, with respect to our named executive officers other than our Chief Executive Officer, by our Chief Executive Officer or Board of Directors in consultation with the named executive officer or established, with respect to the Chief Executive Officer, by our Board of Directors in consultation with our Chief Executive Officer. All or any portion of the annual bonus may be paid in cash, securities or other property.

Each of our named executive officers is entitled to receive perquisites and other fringe benefits that may be provided to, and is eligible to participate in any other bonus or incentive program established by us for, our executive officers. Each named executive officer and his dependents are also entitled to participate in any of our employee benefit plans subject to the same terms and conditions applicable to other employees. Each named executive officer will be entitled to be reimbursed for all reasonable travel, entertainment and other expenses incurred or paid by him in connection with, or related to, the performance of his duties, responsibilities or services under his employment agreement, in accordance with policies and procedures, and subject to limitations, adopted by us from time to time.

In the event that any of Messrs. Looby, Scheder-Bieschin or Angold is terminated by us without Cause (as defined in his employment agreement) or he resigns for Good Reason (as defined in his employment agreement) during the term of his employment, such executive officer would be entitled to (x) an amount equal to his annual base salary then in effect (payable in accordance with the Company’s normal payroll practices) for a period of 12 months commencing on the effective date of his termination (the “Severance Period”), plus any accrued but unused vacation, and (y) if and to the extent any previously established milestones are achieved for the annual bonus for the year in which the Severance Period commences (or, in the absence of milestones, our Board of Directors has, in its sole discretion, otherwise determined an amount of such executive officer’s annual bonus for such year), an amount equal to such annual bonus pro-rated for the portion of the performance year completed before the executive officer’s employment is terminated. In addition, any stock options, restricted stock or similar incentive equity instruments held by any of Messrs. Looby, Scheder-Bieschin or Angold that would first have become vested or exercisable during the Severance Period if such executive officer continued to be employed by the Company shall become vested and exercisable upon such executive officer’s employment termination, and all equity awards that are or become exercisable upon the termination date shall remain exercisable until the expiration of the Severance Period or, if earlier, until the latest date upon which such equity awards could have been exercised under the original award. For the duration of the Severance Period, Mr. Looby, Mr. Scheder-Bieschin or Mr. Angold, as applicable, will also be eligible to participate in our group health plan on the same terms applicable to similarly situated active employees during the Severance Period, provided he was participating in such plan immediately prior to the date of employment termination, and each other benefit program to the extent permitted under the terms of such program. If any of Mr. Looby’s, Scheder-Bieschin’s or Angold’s employment is terminated during the term by us for Cause, by such executive officer for any reason other than Good Reason or due to his death, then he will not be entitled to receive the termination benefits described above, and shall only be entitled to the compensation and benefits which shall have accrued as of the date of such termination (other than with respect to certain benefits that may be available to the executive officer as a result of a “disability” (as defined in his employment agreement)). In the event of a change of control (as defined in the employment agreements), all outstanding options and other equity awards held by Mr. Looby, Mr. Scheder-Bieschin or Mr. Angold, as applicable, that would first have become vested or exercisable after the effective date of such change of control if such executive officer continued to be employed by the Company shall become fully vested and exercisable as of the effective date of such change of control.

2016 Short-Term Incentive Plan

On May 24, 2016, the Compensation Committee of the Board of Directors of approved the 2016 short term incentive plan, which was designed to provide cash bonus awards to the Company’s 2016 executive officers based on the achievement of goals related to corporate performance in 2016.

The amount of the cash bonus that any executive officer was eligible to receive was based on a predetermined target percent of base salary. For Mr. Looby, the annual cash incentive award target level was 50% of his annual base salary for 2016, for Mr. Scheder-Bieschin, the annual cash incentive award target level was 40% of his annual base salary for 2016, and for Mr. Angold, the annual cash incentive award target level was 30% of his annual base salary for 2016.

Payment of cash bonuses under the 2016 short term incentive plan was based upon achievement of the corporate goals described below, which were weighted from 0 – 100% in relative allocation.

The following is a description of the 2016 corporate goals:

•	Strategic Goals were based on Company objectives related to strategic planning and financing initiatives.
•	Medical Goals were based on Company objectives related to the Company’s clinical studies, product development and medical units sold.
•	Industrial Goals were based on Company objectives related to revenue from the Company’s industrial business.

For each performance criteria, the Compensation Committee established target levels of performance to earn 100% of the portion of the bonus allocated to the achievement of the performance criteria. In addition, in order to encourage the executive officers to exceed the target performance related to the Strategic Goals, the Compensation Committee also set a maximum level of performance for the Strategic Goals to earn 150% of the portion of the bonus allocated to the achievement of the Strategic Goals. In determining whether the Company’s corporate goals were achieved, the Compensation Committee could consider any factors and achievements it considered appropriate, and had discretionary authority to make adjustments, including the ability to make additional awards based on the Company’s or the executive officers’ performance and to increase or decrease the level of awards that the Company’s executive officers received in conjunction with their performance against the targets and also based upon the Company’s cash resources.

Messrs. Davault and DeLonzor did not participate in the 2016 short term incentive plan.

Following completion of the fiscal year ending December 31, 2016, the Compensation Committee evaluated the performance of the Company and each executive officer against the 2016 corporate goals and determined that Messrs. Looby, Scheder-Bieschin, Angold, earned bonuses of $85,750, $49,000 and $32,400, respectively. Messrs. Davault and DeLonzor earned discretionary bonuses of $32,250 and $31,080, respectively.

2017 Short-Term Incentive Plan

On April 20, 2017, the Compensation Committee of the Board of Directors of approved the 2017 short term incentive plan, which is designed to provide cash bonus awards to the Company’s 2017 executive officers based on the achievement of goals related to corporate performance in 2017.

The amount of the cash bonus that any executive officer will be eligible to receive is based on a predetermined target percent of base salary. For Mr. Looby, the annual cash incentive award target level is 50% of his annual base salary for 2017, for Messrs. Scheder-Bieschin, Davault and DeLonzor the annual cash incentive award target level is 40% of his annual base salary for 2017, and for Mr. Angold, the annual cash incentive award target level is 30% of his annual base salary for 2017.

Payment of cash bonuses under the 2017 short term incentive plan will be based upon achievement of the performance criteria established by the Compensation Committee and described below, which are weighted from 0 – 100% in relative allocation. In determining whether the Company’s corporate goals have been achieved, the Compensation Committee may consider any factors and achievements it considers appropriate.

The following is a description of the 2017 corporate goals:

•	Strategic Goals are based on Company objectives related to financing initiatives and operating expenses.
•	Medical Goals are based on Company objectives related to the Company’s commercialization objectives, product development and medical units sold.
•	Industrial Goals are based on Company objectives related to industrial units sold.

For each performance criteria, the Compensation Committee established target levels of performance to earn 100% of the portion of the bonus allocated to the achievement of the performance criteria. In addition, in order to encourage the executive officers to exceed the target performance related to specific goals, the Compensation Committee also set an above target and maximum level of performance for certain specific goals to earn 150% or 200% of the portion of the bonus allocated to the achievement of such goals, as applicable. In determining whether the Company’s corporate goals have been achieved, the Compensation Committee may consider any factors and achievements it considers appropriate.

Following completion of the fiscal year ending December 31, 2017, the Compensation Committee will evaluate the performance of the Company and each executive officer against the 2017 corporate goals and will determine the annual cash incentive awards, if any, to be granted to the executive officers. The Compensation Committee has the authority to make discretionary adjustments to the annual cash incentive program, including the ability to make additional awards based on the Company’s executive officers’ performance and to modify the corporate and individual performance targets and to increase or decrease the level of awards that the Company’s executive officers receive in conjunction with their performance against the targets and also based upon the Company’s cash resources as of December 31, 2017 and as of the date of the payment of the annual cash incentive awards.

Equity Awards

The Company currently maintains one equity compensation plan, the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”), which provides for the issuance of common stock options to directors, officers, employees and key consultants of the Company and its affiliates.

The 2014 Plan is administered by the Compensation Committee. The Compensation Committee or the Board of Directors (upon the recommendation of the Compensation Committee) is authorized to grant equity awards. Under the 2014 Plan, awards are deemed to be granted on the date that the Compensation Committee or the Board of Directors, as applicable, authorizes the grant or such later date as may be determined by the Compensation Committee or the Board of Directors, as applicable, at the time that the grant is authorized. All awards are granted after the market close on the date of grant and the exercise price of stock options will not be less than the closing price on the date of grant.

Except as set forth in the notes to the Outstanding Equity Awards at Fiscal Year End table above, all currently outstanding options granted to our named executive officers are exercisable for a term of ten years and become exercisable as to 25% of the total number of shares on the one-year anniversary of the date of grant, and thereafter vest in 36 equal monthly installments.

In September 2016, the Compensation Committee approved the grant of an option to purchase 220,000 shares to Mr. Looby. The option becomes exercisable as to 25% of the total number of shares on the one-year anniversary of the date of grant, and thereafter vests in 36 equal monthly installments. In addition, in March 2016, the Compensation Committee approved the grant of an option to purchase 4,285 shares to Mr. Davault. This option became exercisable as to 50% of the total number of shares on the date of grant, with the remaining 50% becoming exercisable in March 2017.

In June 2015, the Compensation Committee approved the grant of an option to purchase 99,999 shares to Mr. Angold. Due to the fact that industrial exoskeletons are an emerging business for Ekso Bionics, the option granted to Mr. Angold becomes exercisable based upon growth in the Company’s industrial business.

Specifically, Mr. Angold’s option becomes exercisable in three tranches, with each tranche vesting only upon achievement of certain confidential revenue targets on or before certain specified dates between March 31, 2016 and December 31, 2018. As the revenue targets were not attained for the target date ending on March 31, 2017, a tranche representing 28,571 shares did not vest and expired.

Historically, our equity awards have generally taken the form of stock options. Beginning in 2017 and going forward, we expect to grant stock options and restricted stock units to each of our executive officers annually in conjunction with our review of their individual performance. As part of the ongoing review of our compensation strategy and practices, the Compensation Committee determines the appropriate mix of the type of equity awards, based in part on recommendations from the Compensation Committee’s compensation consultant, Aon Consulting, Inc., through its Radford subdivision (“Radford”). The Compensation Committee believes that a mix of equity ensures that wealth creation remains tied to stock performance (via stock options), and promotes retention (through restricted stock units that vest over time to deliver equivalent value while using fewer authorized shares). The Compensation Committee may adjust the mix of award types or approve different award types as part of the overall compensation strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee’s assessment of the total compensation package being offered.

In April 2017, the Compensation Committee approved the grant of an option to purchase 107,500 shares to Mr. Looby, an option to purchase 50,000 shares to Mr. Scheder-Bieschin, an option to purchase 15,000 shares to Mr. Angold and options to purchase 12,500 shares to each of Messrs. Davault and DeLonzor. Each of these options become exercisable as to 25% of the total number of shares on the one-year anniversary of the date of grant, and thereafter vest in 36 equal monthly installments. In addition, in April 2017, the Compensation Committed approved a grant of 75,000 restricted stock units to Mr. Looby, 37,000 restricted stock units to Mr. Scheder-Bieschin, 7,000 restricted stock units to Mr. Angold and 11,250 restricted stock units to each of Messrs. Davault and DeLonzor. Each restricted stock unit corresponds to one share of the Company’s common stock which becomes issuable upon vesting. The shares subject to these restricted stock unit awards vest in four equal annual installments, beginning on the one-year anniversary of the date of grant.

All of the options and restricted stock units expire ten years following the date of grant. The options and restricted stock units awarded to Messrs. Looby, Scheder-Bieschin and Angold are subject to certain acceleration of vesting upon a separation from service and upon a change of control (each as provided in the employment agreement between the Company and such executive officer). The options awarded to Messrs. Davault and DeLonzor are subject to acceleration of vesting in the event that within 12 months following a change of control (as defined in the 2014 Plan), such executive officer is terminated without cause (as defined in the award agreement between the Company and such executive officer), the principal location of such executive officer’s employment is changed to a location over 35 miles from the location immediately prior to the change of control or there is a material reduction in such executive officer’s responsibilities.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the last two completed fiscal years include Messrs. Peurach (Chairman) and Sherman and Ms. Wendell.

None of the members of the Compensation Committee during 2016 is or was previously an officer or employee of the Company or has any relationships requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

None of the Company’s executive officers served during 2016 as members of the compensation committee or board of directors of any entity that had one or more executive officers serving as a member of our Compensation Committee or Board.

DIRECTOR COMPENSATION

Non-employee directors’ compensation generally is determined and awarded by the Board of Directors. The Board of Directors is responsible for, among other things, reviewing, evaluating and designing a director compensation package of a reasonable total value, typically based on comparisons with similar firms, and aligned with long-term interests of the stockholders of the Company, and reviewing director compensation levels and practices and considering, from time to time, changes in such compensation levels and practices. These matters also include making equity awards to non-employee directors from time to time under the Company’s equity-based plans. As part of these responsibilities, the Board of Directors may request that management of the Company provide it with recommendations on non-employee director compensation and/or common director compensation practices, although the Board of Directors retains its ultimate authority to take compensatory actions.

During the first half of 2016, the Company paid its non-employee directors on an annual basis a retainer of $10,000. In addition, members of each standing committee of the Board of Directors received on an annual basis an additional fee of $5,000, except that the chairperson of the Compensation Committee received on an annual basis a fee of $10,000 and the chairperson of the Audit Committee received on an annual basis a fee of $30,000. In addition, the Company paid the Chairman of the Board an additional cash retainer of $5,000 per month.

In March 2016, based upon a recommendation of our Compensation Committee following the Compensation Committee’s review of data provided by Mercer LLC, a wholly-owned subsidiary of March & McLennan Companies, the Board of Directors approved an increase in non-employee director compensation, to be effective following the 2016 annual meeting of stockholders that was held on May 24, 2016. The Compensation Committee recommended that the Board of Directors increase non-employee director compensation after reviewing peer company market data supplied by the Compensation Committee’s compensation consultant. Effective following the 2016 annual meeting of stockholders, and beginning as of July 1, 2016, non-employee directors received an annual retainer of $20,000 and members of each standing committee received an additional retainer of $10,000, except that the chairperson of the Compensation Committee and the Nominating and Governance Committee received $15,000 and the chairperson of the Audit Committee received $30,000. The Chairman of the Board continued to receive an additional cash retainer of $5,000 per month.

On May 24, 2016, the Board of Directors granted to each non-employee director an option to purchase 9,285 shares of common stock at an exercise price of $5.70, equal to the fair market value on the date of grant, that became exercisable in 12 equal monthly installments over a one-year period.

In December 2016, the Compensation Committee engaged Radford to conduct a review of executive and director compensation and pay practices. The Compensation Committee compared the Company’s director pay practices with other companies in its peer group, and determined that while the total amount of compensation paid to the Company’s non-employee directors was comparable to other peer group companies, the structure of the payments should be modified so that less of the compensation is dependent on committee service.

Accordingly, in March 2017, based upon a recommendation of the Compensation Committee, the Board of Directors approved a restructuring of the non-employee director compensation, to be effective following the 2017 annual meeting of stockholders. Effective following the 2017 annual meeting of stockholders, non-employee directors will receive an annual retainer of $35,000, with the Chairman of the Board receiving an additional annual retainer of $25,000. Members of the Audit Committee will receive an additional fee of $7,500 per year, members of the Compensation Committee will receive an additional fee of $5,000 per year and members of the Nominating and Governance Committee will receive an additional fee of $3,750 per year, except that the chairperson of the Audit Committee will receive an additional fee of $15,000 per year, the chairperson of the Compensation Committee will receive an additional fee of $10,000 per year and the chairperson of the Nominating and Governance Committee will receive an additional fee of $5,000 per year. In addition, non-employee directors will be entitled to an annual grant of 25,000 options which become exercisable in 12 equal monthly installments over a one-year period.

Directors who are also employees of the Company do not receive any compensation for serving as a director of the Company.

The Company’s policy prior to June 2017 was to grant to each new director an option to purchase 28,571 shares of the Company’s common stock that becomes exercisable over a period of four years. In connection with the restructuring of non-employee director compensation, effective following the 2017 annual meeting of stockholders, each new director will receive an option to purchase 37,500 shares of common stock that becomes exercisable in four equal annual installments, beginning on the one-year anniversary of the date of grant.

On March 21, 2017, the Board of Directors voted to expand the number of directors of the Company from seven to eight directors and elected Howard Palefsky to serve as a director of the Company. In connection with his election to the Board of Directors, Mr. Palefsky was awarded an option to purchase 28,571 shares of common stock at an exercise price of $3.34, equal to the fair market value on the date of grant, that vests in 48 equal monthly installments over a four-year period.

On July 5, 2017, the Compensation Committee awarded to each non-employee director serving at such time an option to purchase 25,000 shares of common stock at an exercise price of $2.27, equal to the fair market value on the date of grant, that vests in 12 equal monthly installments over a one-year period.

On September 19, 2017, Mr. Boren resigned from the Board of Directors. On the same day, the Board of Directors elected Theodore T. Wang, Ph.D. to the Board of Directors to fill the vacancy created by Mr. Boren’s resignation. In connection with his election to the Board of Directors, Dr. Wang was awarded an option to purchase 37,500 shares of common stock at an exercise price of $1.15, equal to the fair market value on the date of grant, that vests in 4 equal yearly installments over a four-year period.

The following table sets forth compensation actually paid to the Company’s directors during 2016:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Steven Sherman(2)	108,750	33,977	142,727
Daniel Boren(3)	30,000	33,977	63,977
Marilyn Hamilton(4)	18,750	33,977	52,727
Howard Palefsky(5)	—	—	—
Jack Peurach(6)	30,000	33,977	63,977
Stanley Stern(7)	18,750	33,977	52,727
Theodore Wang, Ph.D.(8)	—	—	—
Amy Wendell(9)	25,000	33,977	58,977

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of FASB ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	As of December 31, 2016, Mr. Sherman held options to purchase 42,857 shares of common stock at an exercise price of $7.00 and 9,285 share of common stock at $5.70.
(3)	As of December 31, 2016, Mr. Boren held options to purchase 21,768 shares of common stock at an exercise price of $3.78 per share, 7,142 shares of common stock at an exercise price of $7.00 per share and 9,285 shares of common stock at $5.70 per share.
(4)	As of December 31, 2016, Ms. Hamilton held options to purchase 21,768 shares of common stock at an exercise price of $3.22 per share, 7,142 shares of common stock at an exercise price of $7.00 per share and 9,285 shares of common stock at $5.70 per share.
(5)	Upon being elected a director of the Company on March 21, 2017, Mr. Palefsky was granted an option to purchase 28,571 shares of common stock at an exercise price of $3.34 per share.
(6)	As of December 31, 2016, Mr. Peurach held options to purchase 21,768 shares of common stock at an exercise price of $3.22 per share, 7,142 shares of common stock at an exercise price of $7.00 per share and 9,285 shares of common stock at an exercise price of $5.70 per share.

(7)	As of December 31, 2016, Mr. Stern held options to purchase 28,571 shares of common stock at an exercise price of $10.50 per share and 9,285 shares of common stock at an exercise price of $5.70 per share.
(8)	Upon being elected a director of the Company on September 19, 2017, Dr. Wang was granted an option to purchase 37,500 shares of common stock at an exercise price of $1.15 per share.
(9)	As of December 31, 2016, Ms. Wendell held options to purchase 28,571 shares of common stock at an exercise price of $13.09 per share and 9,285 shares of common stock at $5.70 per share.

PROPOSAL ONE

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Overview

Our Articles of Incorporation (the “Articles”) currently authorize us to issue an aggregate of 71,428,571 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

Our Board of Directors has approved, and is seeking stockholder approval of, an amendment to our Articles (the “Amendment”) to increase the number of shares of common stock authorized for issuance by 70,000,000 shares, bringing the total number of authorized shares of common stock to 141,428,571 shares. The text of the proposed Amendment is attached hereto as Appendix A.

No changes to the Articles are being proposed with respect to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of common stock, the Amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of common stock to be authorized pursuant to the Amendment would have rights identical to the currently outstanding common stock of the Company. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

The Board of Directors has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and recommends that our stockholders approve the Amendment.

Reasons for the Increase

Our Articles currently authorize us to issue an aggregate of 71,428,571 shares of common stock, of which 59,903,876 shares were issued and outstanding as of November 1, 2017, 3,425,732 shares are reserved for issuance upon exercise of existing stock purchase warrants, 4,220,368 shares are reserved for future issuance under existing equity incentive awards and 500,000 are reserved for purchases under the Company’s Employee Stock Purchase Plan. This leaves 3,378,595 shares of unissued and unreserved common stock available for future use.

The Board of Directors believes that it is prudent to increase the authorized number of shares of common stock in order to maintain a reserve of shares available for immediate issuance to meet business needs, such as a strategic acquisition opportunity or equity offering, promptly as they arise. The Board of Directors believes that maintaining such a reserve will save time and money in responding to future events requiring the issuance of additional shares of common stock, such as strategic acquisitions or future equity offerings. In addition, the increase in the number of authorized shares of common stock will allow us to continue providing equity incentives to our employees, officers and directors.

All authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors (including issuances in connection with stock-based employee benefit plans and issuances to raise capital or effect acquisitions), without further vote of the stockholders, except as required under applicable law or the Nasdaq Marketplace Rules. There are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock except for issuances in the ordinary course of business. The Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the Nasdaq Marketplace Rules.

If this Proposal One is approved by the stockholders, the increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized but unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely.

Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Special Meeting. For this vote, abstentions and broker non-votes will be counted as votes against this proposal.

The Company’s Board of Directors recommends a vote FOR the proposal to amend our Articles of Incorporation to increase the number of authorized shares of common stock to 141,428,571.

PROPOSAL TWO

AMENDMENT TO THE AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

Overview

The Board of Directors is asking our stockholders to approve an amendment to the Company’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) to increase the maximum number of shares available for grant under the 2014 Plan from 4,714,285 shares to 9,114,285 shares (the “Plan Amendment”).

The 2014 Plan was originally approved by the stockholders on June 10, 2015 and was subsequently amended by the stockholders on June 20, 2017.

On October 30, 2017, our Board of Directors approved, subject to stockholder approval, the Plan Amendment. The Plan Amendment is intended to replenish the pool of shares available for grant under the 2014 Plan, which has been significantly depleted in part due to volatility in our stock price, the Company’s efforts to conserve cash by paying our employees a higher proportion of compensation through equity grant than anticipated and the Company’s determination to make additional grants of restricted stock units to employees in connection with its reduction in force in mid-2017.

Furthermore, in September 2017, the Company completed a $34 million rights offering pursuant to which the Company issued 34,000,000 shares of common stock. This resulted in an increase in shares outstanding from approximately 25,903,876 to 59,903,876.

As of November 1, 2017, there were approximately 356,820 shares available for future grants under the 2014 Plan. Approval of the proposed amendment to the 2014 Plan would increase that number by 4,400,000 shares. If the Plan Amendment is approved, the 4,756,820 total available shares are expected to allow for grants over approximately the next two years based on current share price and historical grant practices and assuming a stable grantee population. On [•], 2017, the last reported sale price for our common stock was $[•] per share.

Description of the 2014 Plan

The principal features of the 2014 Plan as proposed to be amended are summarized below, but this summary is qualified in its entirety by reference to the full text of the 2014 Plan as proposed to be amended, which is attached to this Proxy Statement as Appendix B.

Overview.  The purposes of the 2014 Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide incentives to individuals who perform services for the Company, and (c) to promote the success of the Company’s business.

Administration.  The 2014 Plan is administered by our Board of Directors, or different committees as may be established from time to time. Subject to the terms of the 2014 Plan, the 2014 Plan administrator may select participants to receive awards, determine fair market value of the Company’s shares, determine the types of awards and terms and conditions of awards and interpret provisions of the 2014 Plan, to institute an exchange program (without stockholder approval) pursuant to which outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have lower exercise prices and different terms), awards of a different type, and/or cash (except that the administrator may not, without stockholder approval, reprice any Options or Stock Appreciation Rights, or pay cash or issue new Options or Stock Appreciation Rights in exchange for the surrender and cancellation of outstanding Options or Stock Appreciation Rights), modify awards granted under the 2014 Plan, and make all other determinations deemed necessary or advisable for administering the 2014 Plan.

Eligibility and Share Limitations.  Awards may be made under the 2014 Plan to our key employees, directors and consultants as determined by the Board of Directors in its discretion to be in our best interests, provided that only employees shall be eligible to receive incentive stock options. Accordingly, each member of the Board and each executive officer has an interest in this proposal, however, the future awards that would be received under the 2014 Plan by our executive officers and other service providers are discretionary and are therefore not determinable at this time. As of November 1, 2017, there were approximately 91 employees, a de minimis number of consultants and seven non-employee directors of the Company and its subsidiaries who were eligible to receive grants under the 2014 Plan.

The maximum number of common shares subject to options or stock appreciation rights that may be awarded under the 2014 Plan to any person is 285,714 per the Company’s fiscal year. The maximum number of common shares that may be awarded under the 2014 Plan to any person, other than pursuant to an option or stock appreciation rights, is 285,714 per the Company’s fiscal year. The maximum performance award opportunity that may be awarded to any person under the 2014 Plan relating to performance units and payable in cash is $5,000,000 million per the Company’s fiscal year.

Amendment or Termination of the 2014 Plan.  Unless terminated earlier, the 2014 Plan shall terminate on the 10th anniversary of the date the 2014 Plan was approved by the Company’s Board of Directors, or April 15, 2025. The Board of Directors may terminate or amend the 2014 Plan at any time and for any reason, in its discretion. However, no amendment may adversely impair the rights of grantees with respect to outstanding awards. Amendments will be submitted for stockholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Types of Awards Available for Grant under the 2014 Plan

Options.  The 2014 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive options under the Code and also options to purchase common shares that do not qualify as incentive stock options (“non-qualified options”). We have historically granted only non-qualified stock options, but may grant incentive stock options in the future. The exercise price of each option may not be less than 100% of the fair market value of the common shares on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common shares on the date of grant. Options granted under the 2014 Plan may generally not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

The term of each option is fixed by the 2014 Plan administrator and may not exceed 10 years from the date of grant (or 5 years in the case of incentive stock options granted to 10% stockholders). The 2014 Plan administrator determines at what time or times each option may be exercised. Except as set forth otherwise in an award agreement, options are generally forfeited upon a termination of a participant’s employment or service for cause, and a participant will generally have up to (i) 3 months to exercise any vested option for a termination for any reason other than cause, death or disability, and (ii) 6 months to exercise any option for a termination due to death or disability.

Options may be made exercisable in installments. The 2014 Plan administrator will determine the form of consideration necessary to satisfy any exercise price or related tax withholding. The 2014 Plan administrator may impose blackout periods on the exercise of any option to the extent required by applicable laws.

Restricted Stock.  The 2014 Plan permits the granting of restricted stock. Restricted stock awards consist of shares of common stock granted subject to forfeiture if specified holding periods and/or performance targets are not met. The 2014 Plan administrator determines the holding periods and/or performance targets. Prior to the end of the restricted period, restricted stock may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants, and may be forfeited in the event of termination of employment or service. During the restricted period, the restricted stock entitles the participant to all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends thereon, except that such dividends will only be delivered to the participant upon expiration of the restricted period applicable to the restricted shares upon which such dividends were paid.

Performance Awards.  Performance units and performance shares may also be granted under the 2014 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the 2014 Plan administrator are achieved. The 2014 Plan administrator will establish performance goals in its discretion within the parameters of the 2014 Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. The 2014 Plan administrator may impose additional conditions on an award to qualify it as performance-based compensation within the meaning of Section 162(m) of the Code (as described below). While the performance units and performance shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the securities, subject to specified limitations.

Other Awards.  The 2014 Plan administrator may also award under the 2014 Plan:

•	stock appreciation rights, which are rights to receive a number of shares of common stock or, in the discretion of the 2014 Plan administrator, an amount in cash or a combination of common stock and cash, based on the increase in the fair market value of the shares of common stock underlying the right over the market value of such common stock on the date of grant (or over an amount greater than the grant date fair market value, if the 2014 Plan administrator so determines) during a stated period specified by the 2014 Plan administrator not to exceed 10 years from the date of grant; and
•	restricted stock units, which are substantially similar to restricted shares but result in the issuance of shares of common stock upon meeting specified holding periods and/or performance targets, rather than the issuance of the common stock on the grant date.

Compliance with Section 162(m) of the Code.  Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to its chief executive officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each year (the “covered employees”). However, performance-based compensation may be excluded from this limitation. The 2014 Plan is designed to permit, but does not require, the 2014 Plan administrator to grant awards that qualify for purposes of satisfying the conditions of Section 162(m).

Performance Criteria.  The 2014 Plan administrator would exclusively use one or more of the following business criteria to measure Company, affiliate, and/or business unit performance for a performance period, whether in absolute or relative terms, in establishing performance goals for awards to “covered employees” if the award is intended to satisfy the conditions of Section 162(m):

•	earnings per share,
•	operating cash flow,
•	operating income,
•	profit after-tax,
•	profit before-tax,
•	return on assets,
•	return on equity,
•	return on sales,
•	revenue,
•	total stockholder return,
•	EBITDA,
•	revenue or market share,
•	budget achievement,
•	achieving a level of productivity,
•	completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets,
•	scientific or regulatory achievements,
•	implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators,

•	expense reduction or cost savings, or
•	productivity improvements.

Dividends or Dividend Equivalents for Performance Awards.  Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.

Effect of Change in Control.  The 2014 Plan administrator will determine the treatment of any outstanding award upon the occurrence of a change in control, including that each award will be assumed or an equivalent option or right substituted by any successor corporation. The 2014 Plan administrator will not be required to treat all awards similarly in any transaction. In the event that any successor corporation does not assume or substitute for the any outstanding award, such awards will become fully vested (except that performance awards will become vested to the extent of actual achievement of the performance goals or pro-rata to the extent of deemed achievement) and exercisable for such period of time that the 2014 Plan administrator determines in its discretion. Additionally, the administrator may, but is not required, to fully vest any outstanding award upon the occurrence of a change in control.

Forfeiture Provisions.  The 2014 Plan administrator may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.

Adjustments for Stock Dividends and Similar Events.  The 2014 Plan administrator will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2014 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2014 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  The grant of an incentive stock option will not be a taxable event for the participant or for the employer. A participant will not recognize taxable income upon exercise of an incentive option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the participant holds the common shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The employer will not be entitled to any compensation expense deduction with respect to the exercise of an incentive option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grant must be made by the employee’s employer or a parent or subsidiary of the employer. The employee must remain employed from the date the option is granted through a date within three months before the date of exercise of the option. If a participant sells or otherwise disposes of the common shares acquired without satisfying the holding period requirement (known as a “disqualifying disposition”), the participant will recognize ordinary income upon the disposition of the common shares in an amount generally equal to the excess of the fair market value of the common shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer will generally be allowed a compensation expense deduction to the extent that the participant recognizes ordinary income.

Non-Qualified Options.  The grant of a non-qualified option will not be a taxable event for the participant or for the employer. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. Upon a subsequent sale or exchange of common shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common shares (generally, the amount paid for the common shares plus the amount treated as ordinary income at the time the option was exercised). The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock.  A participant who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Code to recognize compensation income (which is ordinary income) in the year of the award in an amount equal to the fair market value of the common shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends or distributions that are paid while the common shares are subject to restrictions will be subject to withholding taxes. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock Units.  There are no immediate tax consequences of receiving or vesting in an award of restricted stock units under the 2014 Plan; however, restricted stock units are subject to the Federal Insurance Contribution Act tax upon vesting (based on the fair market value of the common shares on the vesting date). A participant who is awarded restricted stock units will recognize ordinary income upon receiving common shares or cash under the award in an amount equal to the fair market value of the common shares at the time of delivery or the amount of cash. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Performance Shares, Performance Units and Other Stock Unit Awards.  A participant generally will recognize no income upon the receipt of a performance share or performance unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and/or the fair market value of any substantially vested common shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2014 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend or Dividend Equivalents.  A participant will recognize taxable income, subject to withholding of employment tax, upon receipt of a dividend equivalent in cash or in shares of stock. Similarly, a participant who receives restricted stock, and does not make an election under Section 83(b) of the Code with respect to the stock, will recognize taxable ordinary income, subject to withholding of employment tax, upon receipt of dividends on the stock. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Unrestricted Stock.  Participants who are awarded unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the common shares on the date of the award, reduced by the amount, if any, paid for such common shares. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Withholding.  To the extent required by law, we will withhold from any amount paid in settlement of an award, the amount of withholding and other taxes due or take other action as we deem advisable to enable ourselves to satisfy withholding and tax obligations related to any awards.

New Plan Benefits

Awards under the 2014 Plan will be made at the discretion of the Compensation Committee. Accordingly, we cannot currently determine the amount of awards that will be made under the 2014 Plan. We anticipate that the Compensation Committee will utilize the 2014 Plan to continue to grant long-term equity incentive compensation to key employees similar to the awards described in this Proxy Statement. We also anticipate that the Compensation Committee will utilize the 2014 Plan to continue to grant long-term equity incentive compensation to employees and awards to directors similar to the awards described in this Proxy Statement.

Information Regarding Outstanding Stock Awards

Information regarding outstanding stock awards made to the Company’s non-employee directors and executive officers as of December 31, 2016, is included in this Proxy Statement under the headings “Director Compensation” and “Executive Compensation.”

The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under our existing equity compensation plans as of December 31, 2016.

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,476,717	$6.50	948,892
Equity compensation plans not approved by security holders	None	None	None
Total	2,476,717	$6.50	948,892

(1)	Represents outstanding stock options granted to current or former employees and directors of the Company pursuant to its 2014 Equity Incentive Plan.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast on the matter. For this vote, abstentions and broker non-votes will not be counted as votes in favor and also will not be counted as shares voting on this matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Company’s Board of Directors recommends a vote FOR the approval of the amendment to the 2014 Plan to increase the number of shares available for grant from 4,714,285 shares to 9,114,285 shares.

PROPOSAL THREE

GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING IF
NECESSARY TO SOLICIT ADDITIONAL PROXIES

If at the Special Meeting the number of shares of stock present or represented and voting in favor of the Authorized Share Increase Proposal (Proposal One) is insufficient to approve the Authorized Share Increase Proposal, management may move to adjourn the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Authorized Share Increase Proposal.

We are soliciting proxies to grant discretionary authority to the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting and any later adjournments to solicit additional proxies in the event that there are not sufficient votes to approve the Authorized Share Increase Proposal. If the Adjournment Proposal is approved, the holder of any proxy solicited by our Board of Directors will have the discretion to decide whether or not to use the authority granted to them to adjourn the Special Meeting.

If the stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Authorized Share Increase Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Authorized Share Increase Proposal have been received, we could adjourn the Special Meeting without a vote on the Authorized Share Increase Proposal, and seek to convince the holders of those shares to change their votes to votes in favor of the Authorized Share Increase Proposal.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast on the matter. For this vote, abstentions and broker non-votes will not be counted as votes in favor and also will not be counted as shares voting on this matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Company’s Board of Directors recommends a vote FOR the proposal to grant management the discretionary authority to adjourn the Special Meeting to solicit additional proxies in favor of Proposal One if necessary.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth the common shares in the Company’s authorized share structure beneficially owned by (1) each of our current directors and director nominees, (2) each of our named executive officers, (3) all of our directors, director nominees and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting shares. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after November 1, 2017 (the “Determination Date”) are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of the Determination Date.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
Directors
Steven Sherman(2)	406,241	*
Thomas Looby(3)	217,634	*
Marilyn Hamilton(4)	105,755	*
Howard Palefsky(5)	10,416	*
Jack Peurach(6)	96,835	*
Stanley Stern(7)	41,724	*
Theodore Wang, Ph.D.(8)	20,534,898	34.3%
Amy Wendell(9)	55,607	*
Executive Officers
Maximilian Scheder-Bieschin(10)	208,611	*
Russon Angold(11)	524,315	*
Gregory Davault(12)	49,209	*
Russell DeLonzor(13)	38,690	*
Nathan Harding(14)	269,589	*
All directors, nominees and executive officers as a group (13 persons)(15)	2,024,646	3.32%
5% Stockholders
Puissance Cross-Border Opportunities II LLC(16) 950 Third Avenue, 25th Floor New York, NY 10022	20,534,898	34.3%

*	Represents less than 1%.
(1)	Applicable percentage ownership is based on 59,903,876 shares of common stock outstanding as of the Determination Date.
(2)	Includes warrants to purchase 142,857 shares of common stock currently exercisable, options to purchase 62,558 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and 200,826 shares of common stock.

(3)	Includes options to purchase 197,319 shares of common stock currently exercisable or exercisable within 60 days of the Determination Date and 20,315 shares of common stock.
(4)	Includes warrants to purchase 28,572 shares of common stock currently exercisable, options to purchase 48,611 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date, and 28,572 shares of common stock.
(5)	Includes options to purchase 10,416 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date.
(6)	Includes options to purchase 48,611 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and 48,224 shares of common stock.
(7)	Includes options to purchase 41,734 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date.
(8)	Includes 20,534,898 shares held by Puissance Cross-Border Opportunities II LLC, which may be deemed to be beneficially owned by Dr. Wang as the managing member of each of Puissance Capital Management (GP) LLC and Puissance Capital Fund (GP) LLC, which entities are the general partners of Puissance Capital Management LP, the investment manager of Puissance Cross Border Opportunities II LLC, and Puissance Cross Border Opportunities II LLC. Dr. Wang disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.
(9)	Includes options to purchase 39,343 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and 16,264 shares of common stock.
(10)	Includes options to purchase 176,240 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and 32,371 shares of common stock.
(11)	Includes options to purchase 82,989 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and 441,326 shares of common stock.
(12)	Includes options to purchase 45,951 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and 3,258 shares of common stock.
(13)	Includes options to purchase 38,690 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date.
(14)	Includes options to purchase 169,589 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and 100,000 shares of common stock.
(15)	Includes warrants to purchase 171,429 shares of common stock currently exercisable, options to purchase 962,041 shares of common stock currently exercisable or exercisable within 60 days after the Determination Date and 891,156 shares of common stock.
(16)	Puissance Capital Fund (GP) LLC serves as the general partner of Puissance Cross-Border Opportunities II LLC. Puissance Capital Management LP serves as the investment manager of Puissance Cross-Border Opportunities II LLC. Puissance Capital Management (GP) serves as the general partner to Puissance Capital Management LP. Theodore T. Wang, Ph.D., a member of our board of directors, is the managing member of the general partners and may be deemed to have voting and investment power over the shares.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. The Board of Directors knows of no matter to be acted upon at the Special Meeting that would give rise to appraisal rights for dissenting stockholders.

Appendix A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY • DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Ekso Bionics Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III is amended by deleting Subsection A in its entirety and replacing it with the following:

"A. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue 151,428,571 shares, consisting of 141,428,571 shares of common stock, par value of $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is:

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the alternative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power threof.

IMPORTANT: Failure to Include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised:1-5-1

A-1

Appendix B

EKSO BIONICS HOLDINGS, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

EKSO BIONICS HOLDINGS, INC.

AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide incentives to individuals who perform services for the Company, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions.  As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 hereof.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of stock in the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any Person who is considered to own more than 50% of the total voting power of the stock of the Company before the acquisition will not be considered a Change in Control; or
(ii)	The individuals who constitute the members of the Board cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the Board; or
(iii)	The consummation of any of the following events: (A) a change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, or (B) a merger, consolidation or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result. For purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets or a Change in Control: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total equity or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3) above. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the preceding, to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any 409A Award, a “Change in Control” shall not be deemed to have occurred unless such “Change in Control” is also a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described in Treas. Reg. Section 1.409A-3(i)(5).

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(k) “Company” means Ekso Bionics Holdings, Inc., a Nevada corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, other than an Employee engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. The Administrator, in its discretion, may revise this definition of “Disability” for any grant, except to the extent that the Disability is a payment event under a 409A Award, in which event the definition of “Disability” in Treas. Reg. Section 1.409A.-3(i)(4) shall apply and cannot be changed after the 409A Award is granted.

(p) “Effective Date” shall have the meaning set forth in Section 18 hereof.

(q) “Employee” means any person, including Officers and Directors, other than a Consultant employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(s) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith, by reference to the closing price of such stock on any established stock exchange or on a national market system on the day of determination, if the Common Stock is so listed on any established stock exchange or on a national market system. If the Common Stock is not listed on any established stock exchange or on a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith using (i) a valuation methodology set forth in Treasury Regulation 1.409A-1(b)(5)(iv)(B) or (ii) with respect to valuations applicable to Awards that are not subject to Code Section 409A, such other valuation methods as the Administrator may select.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

(w) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or expressly provides that it is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to Section 6 hereof.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

(dd) “Performance Goals” will have the meaning set forth in Section 11 hereof.

(ee) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 hereof.

(gg) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 hereof.

(hh) “Period of Restriction” means the period during which transfers of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events specified in the applicable Award, as interpreted and construed by the Administrator.

(ii) “Plan” means this Amended and Restated 2014 Equity Incentive Plan.

(jj) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 hereof, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn) “Service Provider” means an Employee, Director, or Consultant.

(oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 hereof.

(pp) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(qq) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Reserved Shares.  Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is Nine Million One Hundred Fourteen Thousand Two Hundred Eighty Five (9,114,285). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards.  Except as otherwise provided this in Section, for every Share subject to Awards, the Shares available for grant hereunder shall be reduced by one. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares subject to an Award that are transferred to or retained by the Company to pay the tax and/or exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan and, for the elimination of doubt, the number of Shares of equal value to such cash payment shall become available for future grant or sale under the Plan. Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are (x) Shares that were subject to an Option or a share-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company or any Affiliate to pay the exercise price or the withholding taxes under an Option or Stock Appreciation Right or (z) Shares repurchased on the open market with the proceeds of an Option exercise. Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14 hereof, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) above, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c) Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)	Multiple Administrative Bodies. Different Committees may be established with respect to different groups of Service Providers; in that event, the Committee established with respect to a group of Service Providers shall administer the Plan with respect to Awards granted to members of such group.
(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, and if the Company is then a “publicly held corporation” as defined therein, the Plan will be administered by a Committee consisting solely of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(v)	Delegation of Authority. The Committee shall be the Plan Administrator and shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Administrator by the Plan; provided, however, except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more Officers of the Company or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee Directors or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine Fair Market Value;
(ii)	to select the Service Providers to whom Awards may be granted hereunder;
(iii)	to determine the terms and condition, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(iv)	to institute an Exchange Program and to determine the terms and conditions, not inconsistent with the terms of the Plan, for (1) the surrender or cancellation of outstanding Awards in exchange for Awards of the same type, Awards of a different type, and/or cash, or (2) the reduction of the exercise price of outstanding Awards;
(v)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(vii)	to modify or amend each Award (subject to Section 19(c) hereof);
(viii)	to authorize any person to execute on behalf of the Company any instrument required to reflect or implement the grant of an Award previously granted by the Administrator;
(ix)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine consistent with the requirements for compliance with or exemption from the provisions of Code Section 409A; and
(x)	to make all other determinations deemed necessary or advisable for administering the Plan.

Notwithstanding the foregoing, and except as set forth in Section 14(a) of this Plan or as otherwise permitted in connection with a substitution of an Option or Stock Appreciation Right in connection with a corporate transaction and to the extent consistent with Section 409A or Section 422 of the Code, as applicable, the Administrator may not, without shareholder approval, (a) reprice any Options or Stock Appreciation Rights or (b) pay cash or issue new Options or Stock Appreciation Rights in exchange for the surrender and cancellation of any, or all, of a Service Provider’s outstanding Options or Stock Appreciation Rights.

(c) Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Service Providers, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Service Providers outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Service Providers outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share limit described in Section 3 of this Plan or the individual award limits contained in Section 5 of this Plan; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

(d) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations, and interpretations will be final, binding and conclusive on all Participants and any other holders of Awards.

5. Award Eligibility and Limitations.

(a) General Rule.  Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards may be granted to Service Providers as determined by the Administrator in its discretion. Incentive Stock Options may be granted only to Employees. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Special Rule Regarding 2014 Merger.  As soon as practicable after the later of the Effective Date or the effective time of that certain Agreement and Plan of Merger and Reorganization, dated as of January 15, 2014 to which the Company is a party, the Company shall take or cause to be taken appropriate actions (i) to collect the options (and the agreements evidencing such options) issued under the Berkeley Exotech, Inc. 2007 Equity Incentive Plan, as amended from time to time, and outstanding immediately prior to the effective time of such merger agreement, and (ii) provided such options are canceled (or deemed to be canceled) pursuant to the terms of such merger agreement and equity incentive plan, the Administrator shall issue or cause to be issued to the holder of each such canceled option, an Award on such terms as the Administrator terms necessary, consistent with the terms of the Plan, to comply with the provisions of Section 1.8 of such merger agreement.

(c) Limitations.  During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i)	The maximum number of Shares subject to Options or Stock Appreciation Rights that can be awarded under the Plan to any person eligible for an Award under this Section 5 is 285,714 per the Company’s Fiscal Year;
(ii)	The maximum number of Shares that can be awarded under the Plan, other than pursuant to an Option or Stock Appreciation Rights, to any person eligible for an Award under this Section 5 is 285,714 per the Company’s Fiscal Year;
(iii)	The maximum Performance Award opportunity that may be granted to any Participant in any Company Fiscal Year which relates to Performance Units and is payable in cash shall not exceed $5 Million;
(iv)	The preceding limitations in this Section 5(c) are subject to adjustment as provided in Section 14 hereof.

6. Stock Options.

(a) Limitations.

(i)	Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)	Subject to the limits set forth in Section 3, the Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant.

(b) Term of Option.  The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof in the case of Incentive Stock Options. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies in a manner consistent with said Section 424(a).
(ii)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 hereof.

(ii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by Award Agreement, if any, or by operation of this Section 6(d)(ii), the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)	Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the date the Participant ceases to be a Service Provider. Unless otherwise provided by the Administrator, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will continue to vest in accordance with the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c) Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Stock Appreciation Rights Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares with respect to which the Award is granted, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) above also will apply to the exercise of Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the “stock appreciation right exercise price,” as defined under Treasury Regulation Section 1.409A-1(b)(i)(B)(2), i.e,, the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right; times
(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Transferability.  Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until such Shares become non-forfeitable at the end of the applicable Period of Restriction.

(d) Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise in a manner not prohibited by the Award Agreement.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be credited with any dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distributions credited to a Service Provider on account of such Service Provider’s Shares of Restricted Stock will be subject to the same restrictions on transferability and provisions for forfeiture as the Shares of Restricted Stock with respect to which they were paid and shall only be delivered to a Service Provider upon the expiration of the Period of Restriction applicable to such Shares of Restricted Stock.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may condition the lapse of restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine in accordance with the terms and conditions of the Plan, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d) hereof, may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed, subject to the prohibition on acceleration of the timing of distribution of deferred compensation subject to Section 409A of the Code, to the extent applicable to the Award.

(c) Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement, which shall satisfy the requirements of Section 409A of the Code, to the extent applicable to such Award. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

(b) Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d) Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares.  Unless otherwise specified in an applicable Award Agreement, payment of earned and vested Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period or, but in no event later than two and one-half months after the end of the Company’s taxable year to which such Performance Period relates, or if later, the end of the year in which such Performance Units/Shares are no longer subject to a substantial risk of forfeiture. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General.  If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals.  The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) earnings per Share, (ii) operating cash flow, (iii) operating income, (iv) profit after-tax, (v) profit before-tax, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, (x) total shareholder return, (xi) EBITDA, (xii) revenue or market share, (xiii) budget achievement, (xiv) achieving a level of productivity, (xv) completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets, (xvi) scientific or regulatory achievements, (xvii) implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators, (xviii) introducing products into one or more new markets, (xix) expense reduction or cost savings, and (xx) productivity improvements. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures.  To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period but in no event later than December 31 of the year in which such Performance Period ends or, if later, the date that is two and one-half months after the end of such Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period and pay any amount to which a Participant is entitled under an Award with respect to such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12. Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iv) as permitted by Rule 701 of the Securities Act of 1933, as amended.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control; 2014 Merger.

(a) Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 hereof.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.  In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed vested and be payable at the higher of (i) fully vested to the extent of actual achievement of the Performance Goals, or (ii) pro-rata vesting to the extent of deemed achievement of the target levels, with such pro-rata vesting calculated by reference to the number of full calendar days that a Participant was a Service Provider during the Performance Period). In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to settle in cash or a Performance Share or Performance Unit which the Administrator can determine to settle in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption. Notwithstanding anything in this Section 14(c) to the contrary, upon the occurrence of a Change in Control, the Administrator may, but shall not be obligated to accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award..

(d) Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the purchase price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

15. Tax Withholding

(a) Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Term of Plan.  Subject to Section 22 hereof, the Plan will become effective upon its adoption by the Board (the “Effective Date”). It will continue in effect for a term of ten (10) years unless terminated earlier under Section 19 hereof; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company will obtain stockholder approval of the Plan and any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Limitation on Exercise of Options or Stock Appreciation Rights.  Notwithstanding the terms of any Award Agreement to the contrary, the Administrator shall have the absolute discretion to impose a “blackout” period on the exercise of an Option or Stock Appreciation Right, as well as the settlement of any Award, with respect to any or all Participants (including those whose employment or service has terminated) to the extent that it determines that doing so is required or desirable in order to comply with applicable securities laws, provided that, if any blackout period occurs, the term of the Option or Stock Appreciation Right shall not expire until the earlier of (i) 30 days after the blackout period ends or (ii) the Option’s or Stock Appreciation Right’s expiration date but only if within 30 days thereafter the Company makes a cash payment to each affected Participant in an amount equal to the value of the Option or Stock Appreciation Right (as determined by the Administrator) immediately before its expiration and to the extent then vested and exercisable.

(c) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(d) Restrictive Legends.  All Award Agreements and all securities of the Company issued pursuant thereto shall bear such legends regarding restrictions on transfer and such other legends as the appropriate officer of the Company shall determine to be necessary or advisable to comply with applicable securities and other laws.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws, including without limitation Section 422 of the Code. In the event that stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, all Incentive Stock Options granted hereunder shall be void ab initio and of no effect. Notwithstanding any other provisions of the Plan, no Awards shall be exercisable until the date of such stockholder approval.

23. Notification of Election Under Section 83(b) of the Code.  If any Service Provider shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Service Provider shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service and provide the Company with a copy thereof, in addition to any filing and a notification required pursuant to regulations issued under the authority of Section 83(b) of the Code. A Service Provider shall not be permitted to make a Section 83(b) election with respect to an Award of a Restricted Stock Unit.

24. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  Each Service Provider shall notify the Company of any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

25. 409A.  This Plan and the Awards granted hereunder are intended to either comply with, or be exempt from, the requirements of Section 409A of the Code and the rules and regulations promulgated thereunder, and shall be interpreted in a manner consistent with that intention. If at the time of a Service Provider’s separation from service, such individual is considered a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, and if any payment of nonqualified deferred compensation that such Service Provider becomes entitled to under the Plan or any Award is deemed payable on account of such individual’s separation from service, then any such payment shall be delayed and paid without interest on the first to occur of (i) six months and one day after the individual’s separation from service, or (ii) the individual’s death. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Plan comply with, or are exempt from, Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Service Provider on account of Section 409A or any other provision of the Code.

26. Governing Law.  The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules, subject to the Company’s intention that the Plan satisfies the requirements of jurisdictions outside of the United States of America with respect to Awards subject to such jurisdictions.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

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NAME	CONTROL # → 0000000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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02 0000000000

The Board of Directors recommends that you vote FOR proposals 1, 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

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Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000347701_1 R1.0.1.17

EKSO BIONICS HOLDINGS, INC.
Special Meeting of Stockholders
[ ], 2017 8:30 AM, Local Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas Looby and Maximilian Scheder-Bieschin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of EKSO BIONICS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 08:30 AM, PDT on [ ], 2017, at the offices of the company, located at 1414 Harbour Way South, Suite 1201, Richmond, CA 94804, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000347701_2 R1.0.1.17